Exhibit 10.3

MANAGEMENT EQUITY AGREEMENT

AMONG

GLDD ACQUISITIONS CORP.

AND

EACH OF THE PERSONS
LISTED ON THE
SCHEDULE OF EXECUTIVES HERETO

Dated as of December 22, 2003

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER STATE SECURITIES LAWS.  THE SECURITIES ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS.  THE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THIS AGREEMENT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

i

MANAGEMENT EQUITY AGREEMENT

THIS MANAGEMENT EQUITY AGREEMENT (this “Agreement”) is made as of December 22, 2003, among GLDD Acquisitions Corp., a Delaware corporation (the “Company”), and each of the persons identified on the Schedule of Executives attached hereto (each an “Executive”).

The Company and each Executive desire to enter into an agreement pursuant to which such Executive shall purchase, and the Company shall sell, certain shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”) and Series B Preferred Stock, par value $.01 per share (the “Series B Preferred”), on the terms and subject to the conditions set forth in this Agreement.  Capitalized terms not otherwise defined herein have the meanings set forth in Section 13 of this Agreement.

The parties hereto agree as follows:

1.                                       Purchase and Sale of Common Stock.

(a)                                  Purchase and Sale.  Upon execution of this Agreement, each Executive shall purchase, and the Company shall sell, the number of shares of Common Stock and Series B Preferred set forth on the Schedule of Executives attached hereto, at a price of $10.00 per share of Common Stock and $1,000 per share of Series B Preferred.  The Company shall deliver to each Executive a copy of, and a receipt for, the certificate representing such shares of Common Stock and Series B Preferred purchased by such Executive, and, as payment therefor, such Executive shall deliver to the Company (i) the amount of cash set forth opposite such Executive’s name on the Schedule of Executives attached hereto and/or (ii) the number of shares of Class A Common Stock of Great Lakes Dredge & Dock Corporation set forth opposite such Executive’s name on the Schedule of Executives attached hereto (the “GLDD Shares”).  By his or her execution hereof, each Executive agrees that a portion of the cash payment to which such Executive is entitled under the Bonus Compensation Plan (as defined in the Merger Agreement) shall be reduced by the amount set forth opposite such Executive’s name on the Schedule of Executives attached hereto and that the cash portion of the purchase price for the Series B Preferred.  Each Executive shall pay for the Common Stock and Series B Preferred by delivering such cash by wire transfer of immediately available funds and/or by delivering the GLDD Shares, together with stock transfer powers duly executed in favor of the Company (or, at the direction of the Company, GLDD Merger Sub, Inc.) to reflect the transfer of the GLDD Shares.  For purposes of this Agreement, each GLDD Share delivered in consideration of the shares acquired by Executive shall be deemed to have a value of $603.36 per share.

(b)                                 Section 83(b) Election.  Within 30 days after each Executive purchases any Incentive Shares from the Company, such Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Code in the form of Annex A attached hereto.

2.                                       Representations and Warranties; Acknowledgments.

(a)                                  In connection with the purchase and sale of Executive Stock, each Executive represents and warrants as follows:

(i)                                     Executive Stock being acquired by such Executive pursuant to this Agreement shall be acquired for such Executive’s own account and not with a view to, or the intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and Executive Stock so acquired shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

(ii)                                  Such Executive is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

(iii)                               Such Executive is able to bear the economic risk of such Executive’s investment in Executive Stock acquired hereunder for an indefinite period of time and acknowledges that the Executive Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

(iv)                              Such Executive has had an opportunity to ask questions of and receive answers concerning the terms and conditions of the offering of Executive Stock.  Such Executive has been advised of certain risks associated with such Executive’s purchase of Executive Stock and has had full access to such other requested information concerning the Company.  Such Executive has reviewed, or has had an opportunity to review, the following documents:  (A) the Company’s Certificate of Incorporation and By-laws, and any amendment or restatement thereto; (B) the Company’s public securities law filings, and (C) the Merger Agreement.

(v)                                 This Agreement constitutes the legal, valid and binding obligation of such Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Executive do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Executive is a party or any judgment, order or decree to which such Executive is subject.

(b)                                 As an inducement to the Company to issue Executive Stock hereunder to each Executive, and as a condition thereto, each such Executive acknowledges and agrees that:

(i)                                     neither the issuance of the Executive Stock hereunder to such Executive nor any provision contained herein shall entitle such Executive to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate such Executive’s employment at any time; and

(ii)                                  the Company shall have no duty or obligation to disclose to such Executive, and such Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Incentive Shares upon the termination of such Executive’s employment with the Company and its Subsidiaries, the transfer of Executive Stock pursuant to this Agreement, or as otherwise provided hereunder.

3.                                       Vesting of Incentive Shares.

(a)                                  Except as otherwise provided in this Section 3, each Executive’s Incentive Shares(1) shall become vested in accordance with the following schedule, if as of each such date such Executive is and has continued to be employed by the Company or any of its Subsidiaries:

Vesting Date	Cumulative Percentage of Incentive Shares Vested

December 22, 2004	20%

December 22, 2005	40%

December 22, 2006	60%

December 22, 2007	80%

December 22, 2008	100%

(b)                                 Incentive Shares which have become vested are referred to herein as “Vested Shares,” and all other Incentive Shares are referred to herein as “Unvested Shares.”  If any Executive ceases to be employed by the Company or its Subsidiaries on any date other than any Vesting Date set forth above prior to December 22, 2008, the cumulative percentage of such Executive’s Incentive Shares to become vested shall be determined on a pro rata basis according to the number of days elapsed since the immediately preceding Vesting Date.

(c)                                  Upon the occurrence of a Sale of the Company, all Incentive Shares which have not yet become vested shall become vested at the time of such event; provided that in the event of a Sale of the Company, as a condition to each Executive’s Unvested Shares becoming vested upon such event, such Executive shall, if requested by the purchaser of the Company and for no additional consideration therefor, agree to continued employment for up to 12 months following such Sale of the Company so long as such Executive’s compensation package and job description immediately following such Sale of the Company is reasonably similar with respect to remuneration, scope of duties, responsibility and job location to such Executive’s compensation package and job description immediately prior to such event.

4.                                       Repurchase Option.

(a)                                  In the event any Executive ceases to be employed by the Company or its Subsidiaries for any reason (such Executive’s “Termination”), all of such Executive’s Incentive Shares (whether held by such Executive or one or more of such Executive’s transferees) shall be subject to repurchase by the Company and the Investors pursuant to the terms and conditions set forth in this Section 4 (the “Repurchase Option”).

(b)                                 In the case of any Termination without Cause, or by reason of Executive’s death, disability (as determined by the Board) or normal retirement at age 65 or more under the

(1)               Note that it is our expectation that all Common Stock acquired will be Incentive Shares.

Company’s normal retirement policies, the purchase price for each Unvested Share shall be the lower of such Executive’s Original Cost for such share and the Fair Market Value of such share, and the purchase price for each Vested Share shall be the Fair Market Value for such share.  In the event of an Executive’s termination for any other reason (including, without limitation, voluntary termination by Executive or termination by the Company for Cause), the purchase price for each Unvested Share and each Vested Share shall be the lower of (i) the Fair Market Value of such share and (ii) the Original Cost for such share.

(c)                                  The Company may elect to purchase all or any portion of an Executive’s Unvested Shares and Vested Shares by delivering written notice (the “Repurchase Notice”) to the holder or holders of such Executive’s Incentive Shares within 180 days after such Executive’s effective date of Termination (the “Termination Date”).  The Repurchase Notice shall set forth the number of Unvested Shares and Vested Shares to be acquired from each holder of such Executive’s Incentive Shares, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.  The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the Incentive Shares held by such Executive at the time of delivery of the Repurchase Notice.  If the number of Incentive Shares then held by such Executive is less than the total number of Incentive Shares the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of such Executive’s Incentive Shares under this Agreement, pro rata according to the number of shares of such Executive’s Incentive Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares).  The number of Unvested Shares and Vested Shares to be repurchased hereunder shall be allocated among such Executive and the other holders of such Executive’s Incentive Shares (if any) as the Company and/or MDCP, as the case may be, may elect.

(d)                                 If for any reason following an Executive’s Termination, the Company does not elect to purchase all of such Executive’s Incentive Shares pursuant to the Repurchase Option, MDCP shall be entitled to exercise the Repurchase Option for the Incentive Shares the Company has not elected to purchase in accordance with Section 4(c) (the “Available Shares”).  As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after such Executive’s Termination, the Company shall give written notice (the “Repurchase Option Notice”) to MDCP setting forth the number of Available Shares and the aggregate purchase price therefor.  MDCP may elect to purchase any or all of the Available Shares by giving written notice to the Company within 30 days after the Repurchase Option Notice has been given by the Company.  As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Incentive Shares as to the number of shares being purchased from such holder hereunder by MDCP (the “Supplemental Repurchase Notice”).  At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Incentive Shares, the Company shall also deliver written notice to MDCP setting forth the number of shares MDCP is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.  The number of Unvested Shares and Vested Shares to be repurchased under Section 4(c) and this Section 4(d) shall be allocated among the Company and MDCPas the Company and/or MDCP may elect.

(e)                                  The closing of the purchase and sale of the Incentive Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice (as the case may be), which date shall not be more than 60 days nor less than five days after the delivery of the later of either such notice to be delivered.  The Company and/or MDCP shall pay for the Incentive Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the purchase price for such shares.  In addition, the Company may pay the purchase price for such shares by offsetting any bona fide debts owed by such Executive to the Company or guaranteed by the Company on behalf of such Executive and any payments received by such Executive hereunder shall be applied first to repayment of any obligations of such Executive (or his or her affiliates or family members) to the Company or for which the Company may be responsible.  The purchasers of Incentive Shares hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares free and clear of any liens or encumbrances) and to require all sellers’ signatures be guaranteed by a national bank or reputable securities broker.

(f)                                    Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Incentive Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its Subsidiaries’ debt and equity financing agreements.  If any such restrictions prohibit the repurchase of Incentive Shares hereunder which the Company is otherwise entitled or required to make, the time periods provided in this Section 4 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so.

(g)                                 If the Company or MDCP exercises purchase or repurchase rights under this Section 4 with respect to any or all of the Incentive Shares of any Executive whose employment with the Company was terminated by the Company without Cause (the “Called Shares”), and if within six months after the closing pursuant to such exercise of such purchase or repurchase rights by the Company or its designee:

(i)                                               the Company is merged into, consolidated with or otherwise combined with or acquired by another Person, or there is a liquidation of the Company, or there is a Public Offering (a “Subsequent Offering”) of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act in which other Executives participate as selling Executives (other than (1) a registration statement on Form S-8 or any successor forms or any other registration statement relating to a special offering to the Company’s employees or (2) a registration statement relating to a Unit Offering); and

(ii)                                            the per share consideration received by the Executives of the Company in such transaction, or the per share net proceeds received for the Company’s Common Stock in the Subsequent Offering, as the case may be (in each case after being adjusted downward to reflect what the per share consideration or per share net offering proceeds, as the case may be, would have been had the Common Stock of such terminated Executive purchased by the Company or its designee pursuant to the Purchase Option been outstanding on the date of the closing of such transaction or Subsequent

Offering), exceeds the Fair Market Value used in calculating the purchase price pursuant to Section 4(b) hereof,

then such Executive shall be entitled to receive from the Company or MDCP an amount per Called Share equal to such excess multiplied by the applicable FMV Price Percentage within 30 days after the closing of any such transaction or Subsequent Offering. “FMV Price Percentage” means 20% multiplied by the number of full years elapsed between the Effective Time of the Merger and the Termination Date for such Executive.

5.                                       Restrictions on Transfer.

(a)                                  Transfer of Executive Stock.  No Executive shall, without the prior written consent of the Company, sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a “Transfer”) any interest in any shares of Executive Stock, except pursuant to the provisions of Section 4 hereof, this Section 5 or in connection with a Sale of the Company.

(b)                                 Certain Permitted Transfers.  The restrictions contained in this Section 5 shall not apply with respect to transfers of shares of Executive Stock (i) pursuant to applicable laws of descent and distribution or (ii) among an Executive’s family group; provided that such restrictions shall continue to be applicable to shares of such Executive Stock after any such transfer and the transferees of such Executive Stock shall have agreed in writing to be bound by the provisions of this Agreement.  An Executive’s “family group” means such Executive’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Executive and/or such Executive’s spouse and/or descendants.

(c)                                  Participation Rights.  At least 30 days prior to any Significant Transfer by MDCP of any Preferred Stock or Common Stock (other than a Public Sale, any Sale of the Company for which rights pursuant to Section 8 hereof are exercised or any Transfer to any of its members or Affiliates or their direct or indirect respective members, partners or shareholders), MDCP shall deliver written notice (the “Sale Notice”) to each Executive specifying in reasonable detail the identity of the prospective transferee(s), the number of the type of shares to be sold and the terms and conditions of the proposed Transfer.  Each Executive may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to MDCP within 30 days after delivery of the Sale Notice (which, for the avoidance of doubt, shall include a requirement to sell such Executive’s pro rata piece (as determined in accordance with the immediately following sentence) of each type of security to be sold).  If any Executive has elected to participate in such Transfer, each of MDCP and each such Executive shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of the applicable type of stock equal to the product of (i) the quotient determined by dividing (A) the percentage of shares of such type of stock owned by such Person by (B) the aggregate percentage of shares of the type of stock collectively owned by all Persons participating in such Transfer and (ii) the aggregate number of shares of such type of stock to be sold in the contemplated Transfer.

For example, if the Sale Notice contemplated a sale of 100 shares of Common Stock, and if MDCP at such time owns 40% of all shares of Common Stock and if an Executive elects to participate and such Executive owns 2% of all shares of Common Stock and if other persons owning an aggregate of 10% of all shares of Common Stock elect to participate in the contemplated sale, MDCP would be entitled to sell 76.9 shares (40% ÷ 52% x 100 shares), such Executive would be entitled to sell 3.9 shares (2% ÷ 52% x 100 shares) and the other persons would be entitled to sell 19.2 shares in the aggregate (10% ÷ 52% x 100 shares).

Each Person transferring shares of Common Stock pursuant to this Section 5(c) shall pay his, her or its pro rata share (based on the number of shares of Common Stock to be sold) of the expenses incurred by the persons transferring shares in connection with such Transfer and shall be obligated to join in any indemnification or other obligations that MDCP agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to another person such as indemnification with respect to representations and warranties given by such other person regarding such other person’s title to and ownership of shares of Common Stock).

(d)                                 No Termination of Restrictions.  The restrictions on Transfer of shares of Executive Stock set forth in this Section 5 shall continue with respect to each share of Executive Stock following any Transfer thereof.

6.                                       Additional Restrictions on Transfer.

(a)                                  The certificates representing Executive Stock shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON DECEMBER 22, 2003, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A MANAGEMENT EQUITY AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS EMPLOYEES DATED AS OF DECEMBER 22, 2003, AS AMENDED AND MODIFIED FROM TIME TO TIME.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)                                 The certificates representing Incentive Shares to be purchased by any Executive shall bear the following additional legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT FOR A PERIOD OF TIME TO A PURCHASE OPTION OF THE COMPANY APPLICABLE TO “INCENTIVE SHARES” AS DESCRIBED IN THE MANAGEMENT EQUITY AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS EMPLOYEES DATED AS OF DECEMBER 22, 2003, AS AMENDED AND MODIFIED FROM TIME TO TIME.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(c)                                  No holder of Executive Stock may Transfer any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

(d)                                 Each holder of Executive Stock agrees not to effect any public sale or distribution of any Executive Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company’s equity securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

7.                                       Company’s Right of First Refusal.

(a)                                  If an Executive or his Permitted Transferees proposes to sell any or all of such Executive’s or Permitted Transferee’s Executive Stock to a third party in a bona fide transaction, and provided such transaction is permitted by the Company pursuant to Section 5(a), the Executive, or his Permitted Transferees, may not Transfer such Executive Stock without first offering to sell such Executive Stock to the Company pursuant to this Section 7.

(b)                                 The Executive, or his Permitted Transferees, shall deliver a written notice (a “First Refusal Sale Notice”) to the Company describing in reasonable detail the Executive Stock being offered, the name of the offeree, the purchase price requested and all other material terms of the proposed Transfer. Upon receipt of the First Refusal Sale Notice, the Company, or a designee selected by MDCP, shall have the right and option to purchase all or any portion of the Executive Stock being offered at the price and on the terms of the proposed Transfer set forth in the First Refusal Sale Notice.  Within 30 days after receipt of the First Refusal Sale Notice, the Company shall notify such Executive, or his Permitted Transferees, whether or not it wishes to purchase any or all of the offered Executive Stock.

(c)                                  If the Company elects to purchase any of the offered Executive Stock, the closing of the purchase and sale of such Executive Stock shall be held at the place and on the date established by the Company in its notice to the Executive, or his Permitted Transferees, in response to the First Refusal Sale Notice, which in no event shall be less than ten or more than

60 days from the date of such notice. In the event that the Company does not elect to purchase all the offered Executive Stock, the Executive, or his Permitted Transferees, may, subject to the other provisions of this Agreement, Transfer the remaining offered Executive Stock to the offeree specified in the First Refusal Sale Notice at a price no less than the price specified in the First Refusal Sale Notice and on other terms no more favorable to the transferee(s) thereof than specified in the First Refusal Sale Notice during the l80-day period immediately following the last date on which the Company could have elected to purchase the offered Executive Stock. Any such Executive Stock not transferred within such l80-day period will be subject to the provisions of this Section 7 upon subsequent Transfer.

(d)                                 The provisions of this Section 7, insofar as they relate to Executive Stock other than Incentive Shares shall terminate effectively immediately after the consummation of:  (i) a Sale of the Company and (ii) the Company’s initial Public Offering.

8.                                       Sale of the Company.

(a)                                  If the Board and MDCP approve a Sale of the Company (the “Approved Sale”), all holders of Executive Stock shall consent to, vote for and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, the holders of Executive Stock shall agree to sell their shares of Executive Stock on the terms and conditions approved by the Board and MDCP.  The holders of Executive Stock shall take all necessary and desirable actions in connection with the consummation of the Approved Sale.  In furtherance of the foregoing, if the Approved Sale is structured as (A) a merger or consolidation, each holder of Executive Stock shall vote its Executive Stock to approve such merger or consolidation, whether by written consent or at a stockholders meeting (as requested by MDCP), and waive all dissenter’s rights, appraisal rights and similar rights in connection with such merger or consolidation, (B) a sale of stock, each holder of Executive Stock shall agree to sell, and shall sell, all of its Executive Stock and rights to acquire Executive Stock on the terms and conditions so approved, or (C) a sale of assets, each holder of Executive Stock shall vote its Executive Stock to approve such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, whether by written consent or at a stockholders meeting (as requested by MDCP), and waive all dissenter’s rights, appraisal rights and similar rights in connection with such sale of assets.

(b)                                 In furtherance of its obligations under Section 8(a) above, (I) each holder of Executive Stock will take all necessary or desirable actions reasonably requested by MDP in connection with the consummation of the Approved Sale and (II) each holder of Executive Stock will make the same representations, warranties, indemnities and agreements as each other holder, including without limitation, voting to approve such transaction and executing all documents requested by MDCP to be executed by such holder, including the applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement.  Without limiting the generality of the foregoing, in any Approved Sale, (i) each holder of Executive Stock shall be obligated to make representations and warranties as to such holder’s title to and ownership of Executive Stock, authorization, execution and delivery of relevant documents by such holder, enforceability of relevant agreements against such holder and other matters relating to such holder, to enter into covenants in respect of a Transfer of such holder’s Executive Stock in connection with such Approved Sale (including, without limitation, the delivery of certificates, stock powers and other instruments of transfer) and to enter into indemnification obligations with respect to the foregoing, in each case to the extent that each other holder of the same type of Executive Stock is similarly obligated; provided that no holder shall be obligated to enter into indemnification obligations with respect to any of the foregoing to the extent relating to any other holder of Executive Stock or such other holder’s Executive Stock, and (ii) in no event shall any holder of Executive Stock be liable in respect of any indemnity obligations pursuant to any Approved Sale in an aggregate amount in excess of the total consideration payable to such holder in such Approved Sale.

(c)                                  The obligations of the holders of Executive Stock with respect to the Approved Sale are subject to the satisfaction of the following conditions:  (i) upon the consummation of the Approved Sale, all of the holders of the Common Stock shall receive the same form and amount of consideration per share of the Common Stock, or if any holders of the Common Stock are given an option as to the form and amount of consideration to be received, all holders shall be given the same option; and (ii) all holders of then currently exercisable rights to acquire shares of the Common Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of the Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of the Common Stock received by the holders of the Common Stock in connection with the Approved Sale less the exercise price per share of the Common Stock of such rights to acquire the Common Stock by (2) the number of shares of the Common Stock represented by such rights.

(d)                                 If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Executive Stock shall, at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501) reasonably acceptable to the Company.  If any holder of Executive Stock appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative.  However, if any holder of Executive Stock declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.

(e)                                  Each holder of Executive Stock shall bear his or her pro rata share (based on an aggregate proceeds received) of the costs of any sale of Executive Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of the Common Stock and are not otherwise paid by the Company or the acquiring party.  Costs incurred by each such holder of Executive Stock on his or her own behalf shall not be considered costs of the transaction hereunder.

9.                                       Distributions Upon Sale of the Company.  In the event of a Sale of the Company (whether or not such Sale of the Company constitutes an Approved Sale pursuant to Section 8 above), (a) each holder of Executive Stock shall receive in exchange for the Executive Stock held by such holder, the same portion of the aggregate consideration from such sale or exchange that such holder of Executive Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s certificate of incorporation as in effect immediately prior to such sale or exchange (as reduced in the case of holders of rights to acquire any class of capital stock by the exercise price per share thereof) and (b) each holder of Executive Stock shall be obligated to join in any indemnification or other obligations that MDCP agrees to provide (including, without limitation, by way of escrow or holdback of any sale proceeds) in connection with such Sale of the Company (other than any such obligations that relate specifically to a holder of Executive Stock such as indemnification with respect to representations and warranties given by a holder regarding such holder’s title to and ownership of Executive Stock), with such holders bearing such liabilities or obligations with the same economic effect, consistent with clause (a) of the foregoing, as if such liabilities or obligations reduced the aggregated consideration payable to the Company’s stockholders in such Sale of the Company prior to the consummation thereof; provided, however, that in no case shall any such holder’s indemnity obligation exceed the dollar value of the proceeds received by such holder in such Sale of the Company.

10.                                 Preemptive Rights.

(a)                                  If the Company proposes to issue and sell any of its shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable into shares of Common Stock to MDCP or any of their respective Affiliates, the Company will offer to each of the Executives a portion of the number or amount of such securities proposed to be sold in any such transaction or series of related transactions equal to the product of (i) the percentage each such Executive and such Executive’s Permitted Transferees holds of all shares of Common Stock then held by the Executives and MDCP and (ii) the number of shares represented by the securities proposed to be issued and sold by the Company in any such transaction or series of related transactions, all for the same price and upon the same terms and conditions as the securities that are being offered to MDCP and their respective Affiliates in such transaction or series of transactions.

(b)                                 Notwithstanding the foregoing, the provisions of this Section 10 shall not be applicable to the issuance of shares of Common Stock (i) upon the conversion of shares of one class of Common Stock into shares of another class; (ii) as a dividend on all the outstanding shares of Common Stock; (iii) in any transaction in respect of a security that is available to all holders of such security on a pro rata basis, provided, that for purposes of this clause (iii) all classes of Common Stock shall be treated as a single security; (iv) in connection with grants of stock or options to employees or directors of the Company; or (v) in an offering or sale of securities pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act.

(c)                                  The Company will deliver or cause to be delivered to each Executive a written notice setting forth the terms and conditions (including the consideration per share) upon which an Executive may purchase such shares or other securities (the “Preemptive Notice”). After receiving a Preemptive Notice, an Executive must deliver or cause to be delivered to the Company a written notice (the “Preemptive Reply”) within 45 days of the date of such Preemptive Notice that such Executive agrees to purchase the shares or other securities offered pursuant to this Section 10 on the date of sale to MDCP and their respective Affiliates. If any Executive fails to make a Preemptive Reply in accordance with this Section 10, shares or other securities offered to such Executive in accordance with this Section 10 may thereafter, for a period not exceeding six months following the expiration of such 45-day period, be issued, sold or subjected to rights or options to MDCP and its Affiliates at a price not less than that at which they were offered to the Executives and on such other terms and conditions no more favorable than those offered to the Executives. Any such shares or other securities not so issued, sold or subjected to rights or options to MDCP and their respective Affiliates during such six-month period will thereafter again be subject to the preemptive rights provided for in this Section 10.

11.                                 Covenant Not To Compete.

(a)                                  In consideration of the opportunity to participate in the equity offering of the Company, each Executive covenants and agrees that, for one (1) year after termination of such Executive’s employment with the Company or any of its Subsidiaries, neither Executive nor any of his or her Affiliates shall engage, directly or indirectly, in lines of business similar to the business of the Company or any of its Subsidiaries anywhere in the world. Each Executive and the Company agrees that the foregoing covenant is intended to prohibit each Executive from engaging in such activities, as the case may be, as owner, creditor (except as a trade creditor in the ordinary course of business), partner, Executive, lender, consultant, officer, director, manager, employee, contractor or agent for any person, firm or corporation (except (i) with respect to the Company or (ii) as a holder of equity or debt securities in a corporation which has a class of securities that is publicly traded on a stock exchange or the recognized over-the-counter market, and then only to the extent of owning not more than two percent (2%) of the issued and outstanding debt or equity securities of such corporation).

(b)                                 Each Executive acknowledges and agrees that the remedy at law for any breach, or threatened breach, of any of the provisions of this Section 11 will be inadequate and, accordingly, each Executive covenants and agrees that the Company shall, in addition to any other rights and remedies which the Company may have, be entitled to equitable relief, including injunctive relief, and to the remedy of specific performance with respect to any breach or threatened breach of such covenant, as may be available from any court of competent jurisdiction. Such right to obtain equitable relief may be exercised, at the option of the Company, concurrently with, prior to, after, or in lieu of, the exercise of any other rights or remedies which the Company may have as a result of any such breach or threatened breach.In the event that the provisions of this Section 11 shall be determined by a court of competent jurisdiction to be unenforceable under applicable law as to that jurisdiction (the parties agreeing that such decision shall not be binding, res judicata or collateral estoppel in any other jurisdiction) for any reason whatsoever, then any such provision or provisions shall not be deemed void, but the parties hereto agree that said limits may be modified by the court and that said covenant contained in this Section 11 shall be amended in accordance with said modifications, it being specifically agreed by each Executive and the Company that it is their continuing desire that this covenant be enforced to the full extent of its terms and conditions or if a court finds the scope of the covenant unenforceable, the court should redefine the covenant so as to comply with applicable law.

12.                                 Board of Directors.

(a)                                  From and after the date hereof and until the provisions of this Section 12 cease to be effective, each Executive and MDCP shall vote all of his, her or its shares of capital stock which are voting shares and any other voting securities of the Company over which such Executive or MDCP has voting control and shall take all other necessary or desirable actions within his control (whether in his, her or its capacity as a executive, director, shareholder, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and executive meetings), so that:

(i)                                     the authorized number of directors on the Board shall be established at five (5) directors;

(ii)                                  the following individuals shall be elected to the Board:

(A)                              up to four (4) representatives designated by MDCP (the “MDCP Directors”), who shall initially be Samuel M. Mencoff, Thomas S. Souleles and Douglas Grissom; and

(B)                                Douglas Mackie (“Mackie”) as long as he serves as the Company’s chief executive officer.

(iii)                               unless otherwise agreed by MDCP, the composition of the board of directors of each of the Company’s Subsidiaries (a “Sub Board”) shall be the same as that of the Board;

(iv)                              Mackie shall resign, or be removed as a member of the Board, any Sub Board and any committees by a vote of a majority of the Common Stock then outstanding as of any date that he no longer is employed as the chief executive officer of the Company (with it being understood that in the event that Mackie does not resign, each holder of Common Stock shall take any and all actions necessary to effectuate such removal);

(v)                                 the removal from the Board or a Sub Board (with or without cause) of any MDCP Director shall be immediately at the written request of holders of MDCP, but only upon such written request and under no other circumstances.

(b)  The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committee thereof.

(c)  If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 12, the election of an individual to such directorship shall be accomplished in accordance with the Company’s bylaws and applicable law.

(d)                                 Each Executive hereby agrees that such Executive will vote, or cause to be voted, all voting Executive Stock over which such Executive has the power to vote or direct the voting, either in person or by proxy, whether at a stockholders meeting, or by written consent, in the manner in which MDCP directs in connection with (i) approval of any amendment or amendments to the Company’s Certificate of Incorporation or bylaws, (ii) any merger, combination or consolidation of the Company with any Independent Third Party, (iii) the sale, lease or exchange of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis to an Independent Third Party, or (iv) the reorganization, recapitalization, liquidation, dissolution or winding-up of any of the Company and its Subsidiaries; provided, however, that no such action shall (a) contravene the terms of this Agreement, or (b) have a material adverse effect on the rights or interests of any Executive in respect of any of its Executive Stock that would be borne disproportionately by such Executive relative to the effect of such action on the rights or interests of other Executives in respect of holdings of Executive Stock of the same class, unless approved by holders of a majority of the Executive Stock so adversely affected.

(e)                                  In order to secure the obligations of each Executive who now or hereafter holds any voting securities to vote such Person’s Executive Stock in accordance with the provisions of this Agreement, each Executive hereby appoints MDCP as his or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his or its Executive Stock, which irrevocable proxy MDCP may exercise at any time any such Executive fails to comply with the provisions of this Agreement.  The proxies and powers granted by each such Executive pursuant to this Section 12(e) are coupled with an interest and are given to secure the performance of such Executive’s obligations under this Agreement.  Such proxies and powers shall be irrevocable until termination of this Section 12 and shall survive the death, incompetency, disability, bankruptcy or dissolution of each Executive and the subsequent holders of his or its Executive Stock.  No Executive shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

(f)                                    The provisions of this Section 12 shall terminate effectively immediately after the consummation of:  (i) a Sale of the Company and (ii) the Company’s initial Public Offering.

13.                                 Definitions.

(a)                                  “1933 Act” means the Securities Act of 1933, as amended from time to time.

(b)                                 “Affiliate” has the meaning set forth in Rule 12b-2 of the Rules promulgated under the Exchange Act.

(c)                                  “Board” shall mean the Board of Directors of the Company.

(d)                                 “Cause” shall mean the Executive’s (i) act or acts of dishonesty, moral turpitude or criminality, (ii) continued failure to perform such Executive’s duties as an employee, as reasonably determined by the Board of Directors of the Company acting in good faith, after reasonable notice of such failure is given to such employee by the Board of Directors of the Company, for a period of 30 days after such notice and opportunity to cure such failure, or (iii)

willful or deliberate violations of such Executive’s obligations to the Company that result in injury to the Company.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as it may be amended from time to time.

(f)                                    “Effective Time” has the meaning set forth in the Merger Agreement.

(g)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)                                 “Executive Stock” shall mean all shares of Common Stock and Series B Preferred issued hereunder or acquired hereinafter by any Executive.  Executive Stock shall continue to be Executive Stock in the hands of any holder other than an Executive (except for the Company and MDCP and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock shall succeed to all rights and be subject to all and obligations attributable to an Executive as a holder of Executive Stock hereunder.  Executive Stock shall also include shares of the Company’s capital stock and other securities issued with respect to Executive Stock by way of a stock split or stock dividend or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

(i)                                     “Fair Market Value” of each share of Executive Stock means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day.  If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock as of the date of Termination determined in good faith by the Board (without taking into account the effect of any contemporaneous repurchase of Unvested Shares under Section 4 hereof).  Notwithstanding the foregoing, “Fair Market Value” of any share of Series B Preferred means the aggregate liquidation value plus accrued and unpaid dividends thereon.

(j)                                     “Incentive Shares” means all shares of Common Stock owned by each Executive, and all other securities of the Company (or a successor to the Company) received on account of ownership of such shares, including any and all incentive securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

(k)                                  “Independent Third Party” means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company’s Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company’s Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company’s Common Stock.

(l)                                     “MDCP”  means Madison Dearborn Capital Partners IV, L.P.

(m)                               “Merger” has the meaning set forth in the Merger Agreement.

(n)                                 “Merger Agreement” means that certain Amended and Restated Agreement and Plan of Merger, dated as of December 22, 2003, among the Company, GLDD Merger Sub, Inc., a Delaware corporation, Great Lakes Dredge & Dock Corporation, a Delaware corporation and, solely in its capacity as Executive Representative thereunder and for purposes of Sections 2.9, 2.10, 2.11, Article VIII and Article IX thereof, Vectura Holding Company LLC, as the same has been and may be amended, modified, supplemented or waived from time to time.

(o)                                 “Original Cost” of each share of Common Stock purchased hereunder shall be equal to $10.00 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

(p)                                 “Person” mean any individual, corporation, limited liability company, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any government or regulatory administrative or political subdivision or agency, department or instrumentality thereof.

(q)                                 “Permitted Transferee” means any holder of Executive Stock who acquired such stock pursuant to a transfer permitted by Section 5(b).

(r)                                    “Preferred Stock” means the Series A Preferred or Series B Preferred.

(s)                                  “Public Offering” means the sale, in an underwritten public offering registered under the 1933 Act, of shares of the Company’s Common Stock.

(t)                                    “Public Sale” means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 (or similar rule then in effect) promulgated under the 1933 Act effected through a broker, dealer or market maker.

(u)                                 “Sale of the Company” means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock (or rights to acquire capital stock) of the Company possessing the voting power (or the right to acquire capital stock of the Company possessing the voting power) to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

(v)                                 “Series B Preferred” means Series B Preferred Stock, par value $0.01 per share.

(w)                               “Securities Act” means the Securities Act of 1933, as amended.

(x)                                   “Significant Transfer” means a Transfer, alone or in the aggregate, to any Person (i) in the case of Transfer of Common Stock of 30% or more of the total number of shares of Common Stock held by MDCP or (ii) in the case of Transfer of Preferred Stock of 10% or more of the total number of shares of Preferred Stock held by MDCP.

(y)                                 “Subsidiary” means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

(z)                                   “Unit Offering” means an underwritten public offering of a combination of debt securities and Common Stock (or warrants or exchange rights to purchase Common Stock) of the Company in which not more than 15% of the gross proceeds received for the sale of such securities is attributed to Common Stock.

14.                                 Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by reputable overnight courier service (charges prepaid) or sent by facsimile (hard copy to follow) to the recipient at the address or facsimile number indicated below:

To the Company:

GLDD Acquisitions Corp.
c/o Madison Dearborn Partners, LLC
Three First National Plaza
70 W. Madison, Suite 3800
Chicago, IL 60602
Fax: (312) 895-1100
Attention:	Samuel M. Mencoff
Thomas S. Souleles

with a copy to:

Kirkland & Ellis LLP
200 E. Randolph Dr.
Chicago, IL 60601
Fax: (312) 861-2200
Attention: William S. Kirsch, P.C.

To Executive:

At the address listed below Executive’s name on the Schedule of Executives attached hereto or such other address or facsimile number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this

Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

15.                                 General Provisions.

(a)                                  Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.  No action, consent, amendment or approval of the Company shall be deemed effective hereunder, and no officer of the Company shall be entitled to act on behalf of the Company with respect to the Company, unless approved by the Board by written consent or at a meeting duly convened.

(b)                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)                                  Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)                                 Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)                                  Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by each Executive, the Company, MDCP and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

(f)                                    Choice of Law.  The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its Executives.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

(g)                                 Remedies.  Each of the parties to this Agreement (including MDCP) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)                                 Amendment and Waiver.  The provisions of this Agreement may be amended and waived with respect to any Executive only with the prior written consent of the Company and either (i) such Executive or (ii) the holders of a majority of the shares of Common Stock held by all Executives; provided that this Agreement may be amended and waived with respect to MDCP’s rights hereunder only with the prior written consent of MDCP.

(i)                                     Third-Party Beneficiaries.  Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by MDCP as provided herein.

(j)                                     Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(k)                                  Rights of the Company.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate an Executive’s employment at any time (with or without cause), nor confer upon any Executive any right to continue in the employ of the Company for any period of time or to continue his or her present (or any other) rate of compensation.

(l)                                     Termination.  Unless otherwise specified herein, the rights and obligations of the parties hereunder shall terminate automatically and without further action on the part of any party hereto on a Sale of the Company; provided that no such termination shall impair the rights of any party hereto with respect to any breach of this Agreement arising prior to such termination.

(m)                               Interpretation.  When used herein, the Common Stock shall be deemed to be one “type” of capital stock of the Company and the Preferred Stock shall be deemed to be a different “type” of capital stock of the Company.

16.                                 Code Section 280G.  Notwithstanding any provision of this Agreement to the contrary, if all or any portion of the payments or benefits received or realized by any Executive pursuant to this Agreement either alone or together with other payments or benefits which such Executive receives or realizes or is then entitled to receive or realize from the Company or any of its affiliates would constitute an “excess parachute payment” within the meaning of Section 280G of the Code and/or any corresponding and applicable state law provision, such payments or benefits provided to such Executive shall be reduced by reducing the amount of payments or benefits payable to such Executive to the extent necessary so that no portion of such payments or benefits shall be subject to the excise tax imposed by Section 4999 of the Code and any corresponding and/or applicable state law provision; provided that such reduction shall only be made if, by reason of such reduction, such Executive’s net after tax benefit shall exceed the net after tax benefit if such reduction were not made.  For purposes of this paragraph, “net after tax benefit” shall mean the sum of (i) the total amount received or realized by such Executive pursuant to this Agreement that would constitute a “parachute payment” within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, plus (ii) all other payments or benefits which such Executive receives or realizes or is then entitled to receive or realize from the Company and any of its affiliates that would constitute a “parachute payment” within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, less (iii) the amount of federal or state income taxes payable with respect to the payments or benefits described in (i) and (ii) above calculated at the maximum marginal individual income tax rate for each year in which payments or benefits shall be realized by such Executive (based upon the rate in effect for such year as set forth in the Code at the time of the first receipt or realization of the foregoing), less (iv) the amount of excise taxes imposed with respect to the payments or benefits described in (i) and (ii) above by Section 4999 of the Code and any corresponding and applicable state law provision.

17.                                 Public Offering.  In the event that the Board and the holders of a majority of the shares of Common Stock (voting as a single class) then outstanding approve a Public Offering, each Executive shall take all necessary or desirable actions in connection with the consummation of the Public Offering as requested by the Company.  In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital stock structure would adversely affect the marketability of the offering, each Executive shall consent to and vote for a recapitalization, reorganization and/or exchange of Common Stock and Preferred Stock into securities that the managing underwriters, the Board and the holders of a majority of the shares of Common Stock and Preferred Stock then outstanding (voting as a single class) find acceptable, and each Executive shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange as requested by the Company; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company’s Certificate of Incorporation as in effect immediately prior to such Public Offering.

*  *  *  *  *

IN WITNESS WHEREOF, this Management Equity Agreement has been executed as of the date first written above.

GLDD Acquisitions Corp.

By:	/s/ Douglas B. Mackie

Its:	President and Chief Executive Officer

/s/ Steven R. Auernhamer
Steven R. Auernhamer

/s/ Steven W. Becker
Steven W. Becker

/s/ Leslie A. Braun
Leslie A. Braun

/s/ David C. Cizek
David C. Cizek

/s/ Arthur S. Fletcher
Arthur S. Fletcher

/s/ James C. Gillespie
James C. Gillespie

/s/ William E. Hannum
William E. Hannum

/s/ Bradley T. J. Hansen
Bradley T. J. Hansen

/s/ William H. Hanson
William H. Hanson

/s/ Patrick C. Hughes
Patrick C. Hughes

/s/ Kyle D. Johnson
Kyle D. Johnson

/s/ John F. Karas
John F. Karas

/s/ Richard M. Lowry
Richard M. Lowry

/s/ Donald J. Luce
Donald J. Luce

/s/ Michael J. Luetlers
Michael J. Luetlers

/s/ Robert F. Mackay
Robert F. Mackay

Christopher T. Mackie 1998 Trust

By:	/s/ W. L. Coleman
Its:	Trustee

/s/ Douglas B. Mackie
Douglas B. Mackie

Kathleen J. Mackie 1998 Trust

By:	/s/ W. L. Coleman
Its:	Trustee

Madeline C. Mackie 1998 Trust

By:	/s/ W. L. Coleman
Its:	Trustee

Natalie A. Mackie 1998 Trust

By:	/s/ W. L. Coleman
Its:	Trustee

Philip D. Mackie 1998 Trust

By:	/s/ W. L. Coleman
Its:	Trustee

/s/ John R. Maszezyk
John R. Maszezyk

/s/ Sam R. Morrison
Sam R. Morrison

/s/ William A. Murchison
William A. Murchison

/s/ John T. O’Brien
John T. O’Brien

/s/ Steven F. O’Hara
Steven F. O’Hara

/s/ William F. Pagendarm
William F. Pagendarm

/s/ Robert C. Ramsdell
Robert C. Ramsdell

/s/ T. Christopher Roberts
T. Christopher Roberts

/s/ Michael R. Sayer
Michael R. Sayer

/s/ David E. Simonelli
David E. Simonelli

/s/ George T. Strawn
George T. Strawn

/s/ Mark R. Thomas
Mark R. Thomas

/s/ Russell F. Zimmerman
Russell F. Zimmerman

Deborah A. Wensel Trust June 4, 1999

By:	/s/ Deborah A. Wensel
Its:	Trustee

/s/ Deborah A. Wensel
Deborah A. Wensel

/s/ James G. McNally
James G. McNally

/s/ Seann M. Perez
Seann M. Perez